Exhibit 10.2

RESOLUTION OF THE SHAREHOLDERS

OF

PARADIGM RESOURCE MANAGEMENT CORPORATION

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held on September 11th, 2015

WHEREAS, pursuant to the Resignation of our Director Takanori Ozaki, there has been presented to and considered by this meeting a Motion to effectuate a elect a new DIRECTOR to the Board of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that:

Mr. DANIEL OTAZO has been nominated, and has accepted the position of DIRECTOR and CFO and Interim CEO of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: September 11th, 2015

/s/ Nacima Guechi

Nacima Guechi, on behalf of the Majority Holders